Exhibit 10.1

FIRST INDUSTRIAL REALTY TRUST, INC.

2014 STOCK INCENTIVE PLAN

i

FIRST INDUSTRIAL REALTY TRUST, INC.

2014 STOCK INCENTIVE PLAN

Section 1 General Purpose of Plan; Definitions.

The name of this plan is the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and Directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, First Industrial Realty Trust, Inc. (the “Company”) and its Affiliates and Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will ensure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. As of the Effective Date, no further awards shall be granted under the Prior Plans.

The following terms shall be defined in the Plan as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended, and any successor act, and related rules, regulations and interpretations.

“Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards, Dividend Equivalents and Performance Awards.

“Board” means the Board of Directors of the Company.

“Cause” means the participant’s dismissal as a result of (i) any material breach by the participant of any agreement to which the participant and the Company or an Affiliate or Subsidiary are parties, (ii) any act (other than retirement) or omission to act by the participant, including without limitation, the commission of any crime (other than ordinary traffic violations), that may have a material and adverse effect on the business of the Company or any Affiliate or Subsidiary or on the participant’s ability to perform services for the Company or any Affiliate or Subsidiary, or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Affiliate or Subsidiary.

“Change of Control” is defined in Section 15 below.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor code, and related rules, regulations and interpretations.

“Committee” means any Committee of the Board referred to in Section 2 below.

“Company” means First Industrial Realty Trust, Inc.

“Deferred Compensation” means a “deferral of compensation” as defined in Section 409A of the Code.

“Director” means a member of the Board.

“Disability” means “disability” as defined in Section 22(e)(3) of the Code.

“Dividend Equivalent” means a right, granted under Section 7(c)(ii) or Section 10 below, to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock or the excess of dividends paid over a specified rate of return. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

“Effective Date” means the date on which the Plan is approved by the stockholders of the Company as set forth in Section 18 below.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor act, and related rules, regulations and interpretations.

“Fair Market Value” on any given date means the last reported sale price at which Stock is traded on such date or, if no Stock is traded on such date, the most recent date on which Stock was traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange that is the principal trading market for the Stock.

“Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6 below.

“Parent” means a “parent corporation” as defined in Section 424(e) of the Code.

“Performance Award” means an Award granted pursuant to Section 11 below.

“Performance-Based Compensation” has the meaning set forth in Section 162(m) of the Code.

“Performance Share Award” means an Award granted pursuant to Section 8 below.

“Plan” means the First Industrial Realty Trust, Inc. 2014 Stock Incentive Plan.

“Prior Plan(s)” means the First Industrial Realty Trust, Inc. 2011 Stock Incentive Plan, the First Industrial Realty Trust, Inc. 2009 Stock Incentive Plan, the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan and the First Industrial Realty Trust, Inc. 1997 Stock Incentive Plan.

“Restricted Stock” is defined in Section 7(a)(i) below.

“Restricted Stock Award” means an Award granted pursuant to Section 7(a)(i) below.

“Restricted Stock Units” is defined in Section 7(a)(ii) below.

“Restricted Stock Unit Award” means an Award granted pursuant to Section 7(a)(ii) below.

“Service Provider” means an officer, employee or Director of, or other service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company or an Affiliate or Subsidiary.

“Stock” means the common stock, one cent ($.01) par value per share, of the Company, subject to adjustment pursuant to Section 3 below.

“Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 9 below.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the combined voting power of all classes of stock in one (1) of the other corporations in the chain or fifty percent (50%) or more of the ownership interests in one (1) of the other corporations in the chain.

“Termination of Service” means the first day occurring on or after a grant date on which the participant ceases to be a Service Provider, regardless of the reason for such cessation, subject to the following:

(i) The participant’s cessation as Service Provider shall not be deemed to occur by reason of the transfer of the participant between the Company and an Affiliate or Subsidiary or between an Affiliate and a Subsidiary.

(ii) The participant’s cessation as a Service Provider shall not be deemed to occur by reason of the participant’s approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Service Provider’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

(iii) A service provider other than an officer, employee or Director whose services to the Company or an Affiliate or a Subsidiary are governed by a written agreement with the service provider shall cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider other than an officer, employee or Director whose services to the Company or an Affiliate or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider upon the earlier of (A) written notice from the Company, an Affiliate or a Subsidiary or (B) the date that is ninety (90) days after the date such service provider last provides services requested by the Company or an Affiliate or a Subsidiary (as determined by the Committee).

(iv) Unless otherwise provided by the Committee, an employee who ceases to be an employee, but become or remains a Director, or a Director who ceases to be a Director, but becomes or remains an employee, shall not be deemed to have incurred a Termination of Service.

(v) Notwithstanding the foregoing, in the event that any Award constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “separation from service” as defined under Section 409A of the Code.

“10% Stockholder” is defined in Section 6(b)(i) below.

Section 2 Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. The Plan shall be administered by a committee of not less than two (2) Directors, as appointed by the Board from time to time (the “Committee”). Unless otherwise determined by the Board, each member of the Committee shall qualify as a “non-employee director” under Rule 16b-3 of the Act, an “outside director” under Section 162(m) of the Code and an “independent director” under the rules of the New York Stock Exchange or, if applicable, any other national stock exchange that is the principal trading market for the Stock. Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) To select the Service Providers to whom Awards may from time to time be granted;

(ii) To determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Dividend Equivalents, or any combination of the foregoing, granted to any Service Provider;

(iii) To determine the number of shares to be covered by any Award granted to a Service Provider;

(iv) To determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award granted to a Service Provider, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) To accelerate the exercisability or vesting of all or any portion of any Award granted to a participant;

(vi) Subject to the provisions of Section 6(b)(ii) below, to extend the period in which Stock Options granted may be exercised;

(vii) To determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award granted to a participant shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals;

(viii) To adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments) granted to a participant; and to decide all disputes arising in connection with and make all determinations it deems advisable for the administration of the Plan; and

(ix) To grant Awards, in its sole discretion, to Service Providers who are residing in jurisdictions outside of the United States. For purposes of the foregoing, the Committee may, in its sole discretion, vary the terms of the Plan in order to conform any Awards to the legal and tax requirements of each non-U.S. jurisdiction where such individual resides or any such non-U.S. jurisdiction that would apply its laws to such Award. The Committee may, in its sole discretion, establish one (1) or more sub-plans of the Plan and/or may establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, any terms contained herein that are subject to variation in a non-U.S. jurisdiction and any administrative rules and procedures established for a non-U.S. jurisdiction shall be reflected in a written addendum to the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 2(b)(ix) to any one (1) or more officers of the Company, an Affiliate or a Subsidiary.

All decisions and interpretations of the Committee shall be final and binding on all persons, including the Company and Plan participants and other beneficiaries under the Plan.

(c) Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Act, the Committee may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (i) delegating to a committee of one (1) or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code, the authority to grant Awards to eligible persons who are either: (A) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such Award; or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code; and/or

(ii) delegating to a committee of one (1) or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3 of the Act, the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

(d) Information to be Furnished to Committee. As may be permitted by applicable law, the Company and any Affiliate or Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Affiliate or Subsidiary as to a Service Provider’s employment or service, Termination of Service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

(e) Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

(f) Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or of the Board, an officer of the Company to whom authority was delegated in accordance with the Plan or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 3 Shares Issuable under Plan; Mergers; Substitution.

(a) Shares Issuable. Subject to adjustment as provided in Section 3(d) below, the maximum number of shares of Stock reserved and available for issuance under the Plan shall be three million six hundred thousand (3,600,000) (all of which may be issued through Incentive Stock Options), plus any shares of Stock that are covered under a Prior Plan award that otherwise would become available for reuse under the Prior Plan following the Effective Date due to forfeiture, expiration, cancellation or the like. For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated shall not be deemed to have been issued and shall be added back to the shares of Stock available for issuance under the Plan; provided, however, that any shares (i) tendered to pay the exercise price of an Award or (ii) withheld for taxes by the Company or an Affiliate or a Subsidiary will not be available for future issuance under the Plan. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. Subject to adjustment as provided in Section 3(d) below, with respect to Performance Share Awards, Restricted Stock Awards and Restricted Stock Unit Awards, the maximum number of shares of Stock subject to such Awards shall be three million six hundred thousand (3,600,000).

(b) Share Limitations. Subject to adjustment as provided in Section 3(d) below, (i) the maximum number of shares of Stock with respect to which Stock Options and Stock Appreciation Rights may be granted during a calendar year to any participant under the Plan that are intended to be Performance-Based Compensation, and then only to the extent such limitation is required by Section 162(m) of the Code, shall be five hundred thousand (500,000) shares, (ii) with respect to Performance Share Awards, Restricted Stock Awards and Restricted Stock Unit Awards, the maximum number of shares of Stock subject to such Awards granted during a calendar year to any participant under the Plan that are intended to be Performance-Based Compensation, and then only to the extent such limitation is required by Section 162(m) of the Code, shall be five hundred thousand (500,000) shares and (iii) the maximum dollar amount that may be payable pursuant to cash incentive awards and cash-settled stock awards granted during a calendar year to any participant under the Plan that are intended to be Performance-Based Compensation, and then only to the extent such limitation is required by Section 162(m) of the Code, shall be five million dollars ($5,000,000).

(c) Partial Performance. Notwithstanding the provisions of Section 3(b) above, if in respect of any performance period or restriction period, the Committee grants to a participant Awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to Awards granted to such participant shall be carried forward and shall increase the maximum dollar value and/or the number of shares that may be awarded to such participant in respect of the next performance period in respect of which the Committee grants to such participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment as provided in Section 3(d) below.

(d) Corporate Transactions. To the extent permitted under Section 409A of the Code, if applicable, in the event of a corporate transaction involving the Company or the shares of Stock (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of shares reserved for issuance under the Plan under Section 3(a) above and the specified limitations set forth in Section 3(b) above shall automatically be adjusted to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not affect the status of an Award intended to qualify as Performance-Based Compensation, if applicable); provided, however, that the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, (A) replacement of Awards with other awards that the Committee determines have comparable value and that are based on stock of a company resulting from the corporate transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of an Option or SAR, the amount of such payment shall be the excess of the value of the Stock subject to the Option or SAR at the time of the corporate transaction over the exercise price; provided, however, that no such payment shall be required in consideration of the Award if the exercise price is greater than the value of the Stock at the time of such corporate transaction).

Section 4 Awards.

(a) General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one (1) Award held by a participant cancels another Award held by the participant. Each Award shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award agreement. An Award may be granted as an alternative to or replacement of an existing

Award under (i) the Plan; (ii) any other plan of the Company or any Affiliate or Subsidiary; (iii) any Prior Plan; or (iv) as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Affiliate or Subsidiary, including without limitation the plan of any entity acquired by the Company or any Affiliate or Subsidiary.

(b) Substitute Awards. The Committee may grant Awards in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company, an Affiliate or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company, an Affiliate or a Subsidiary or the acquisition by the Company, an Affiliate or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(c) Repricing Prohibited. Notwithstanding any provision in the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding Stock Option or SAR in the event of a decline in Stock price is permitted without approval by the Company’s stockholders or as otherwise specifically provided under Section 3(d) above. The foregoing prohibition includes (i) reducing the exercise price of outstanding Stock Options or SARs, (ii) cancelling outstanding Stock Options or SARs in connection with granting of Stock Options or SARs with a lower exercise price to the same individual, (iii) cancelling a Stock Option or SAR in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a Stock Option or SAR under the rules of the primary stock exchange on which the Stock is listed.

(d) Director Awards.

(i) The maximum number of shares of Stock that may be subject to Stock Options or SARs granted to any one (1) Director during any calendar year shall be one hundred thousand (100,000).

(ii) The maximum number of shares of Stock that may be subject to Awards other than Options or SARs that are granted to any one (1) Director during any calendar year shall be one hundred thousand (100,000).

(iii) The foregoing limitations shall not apply to cash-based director fees that a Director elects to receive in the form of Stock or Stock-based units equal in value to the cash-based director fees.

Section 5 Eligibility.

Participants in the Plan will be such full or part-time Service Providers who are responsible for or contribute to the management, growth or profitability of the Company, its Affiliates and Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Notwithstanding any provision of the Plan to the contrary, an Award (other than an Incentive Stock Option) may be granted to a person, in connection with his or her hiring as an employee, prior to the date the employee first performed services for the Company, an Affiliate or a Subsidiary; provided, however, that any such Award shall not become exercisable or vested prior to the date the employee first performs such services as an employee.

Section 6 Stock Options.

(a) Form of Options. Any Stock Option shall be in such form as the Committee may from time to time approve. Stock Options may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. No Incentive Stock Option may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Incentive Stock Options may only be granted to employees of the Company, a Parent of the Company or a Subsidiary.

(b) Terms of Options. The Committee in its discretion may grant Stock Options to Service Providers. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i) Exercise Price. The per share exercise price of a Stock Option shall be determined by the Committee at the time of grant. The per share exercise price of a Stock Option shall not be less than one hundred percent (100%) of Fair Market Value on the date of grant. Unless specifically designated in writing by the Committee, any Stock Option shall be designed to be exempt from Section 409A of the Code. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent corporation (a “10% Stockholder”) and an Incentive Stock Option is granted to such employee, the exercise price of such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted. For 10% Stockholders, the term of an Incentive Stock Option shall be no more than five (5) years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. Unless otherwise provided by the Committee and reflected in the Award agreement, if the exercisability of a Stock Option is conditioned solely on the completion of a specified period of service with the Company or its Subsidiaries, then the required period of service for full exercisability shall not be less than three (3) years (subject to accelerated vesting provisions contained in the Award agreement or the Plan); provided, however, that such required period of service for full exercisability shall not apply to Stock Options granted to non-employee Directors or substitute Awards granted pursuant to Section 4 above. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one (1) or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Committee or by wire transfer to an account designated by the Company;

(B) In the form of shares of Stock (by actual delivery or by attestation) that are not then subject to restrictions under any Company plan, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(C) Payment through a net exercise such that, without the payment of any funds, the optionee may exercise the Option and receive the net number of shares of Stock equal in value to (y) the number of shares of Stock as to which the Option is being exercised, multiplied by (z) a fraction, the numerator of which is the Fair Market Value (on such date as is determined by the Committee) less the purchase price, and the denominator of which is such Fair Market Value;

(D) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided, however, that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection; or

(E) Other such method as may be determined by the Committee from time to time.

The delivery of shares of Stock to be purchased pursuant to the exercise of the Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws (including satisfaction of applicable tax withholding requirements).

(v) Non-transferability of Options. No Incentive Stock Option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and all Incentive Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee. Non-Qualified Stock Options may be assigned or otherwise transferred by the participant only in the following circumstances: (A) by will or by the laws of descent and distribution; (B) by the participant to entities that are permitted to exercise rights under Awards in accordance with Form S-8, including to members of his or her immediate family, to a trust established for the exclusive benefit of solely one (1) or more members of the participant’s immediate family and/or the participant, or to a partnership, limited liability company or corporation pursuant to which the only partners, members or stockholders, as the case may be, are one (1) or more members of the participant’s immediate family and/or the participant; provided, however, that such transfers are not made for consideration to the participant; or (C) pursuant to a certified domestic relations order. Any Non-Qualified Stock Option held by a transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, “immediate family” means the participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

(vi) Termination by Death. If any optionee’s Termination of Service occurs by reason of death, the Stock Option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of six (6) months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

(vii) Termination by Reason of Disability.

(A) Any Stock Option held by an optionee who incurs a Termination of Service by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve (12) months (or such longer period as the Committee shall specify at any time) from such Termination of Service, or until the expiration of the stated term of the Option, if earlier.

(B) The Committee shall have sole authority and discretion to determine whether a participant’s Termination of Service is by reason of Disability.

(C) Except as otherwise provided by the Committee at the time of grant or otherwise, the death of an optionee during a period provided in this Section 6(vii) for the exercise of a Non-Qualified Stock Option, shall extend such period for six (6) months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(viii) Termination for Cause. If any optionee’s Termination of Service is for Cause, any Stock Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Stock Option can be exercised for a period of up to thirty (30) days from the Termination of Service or until the expiration of the stated term of the Option, if earlier.

(ix) Other Termination. Unless otherwise determined by the Committee, if an optionee’s Termination of Service is for any reason other than death, Disability, or for Cause, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable as of the Termination of Service, for three (3) months (or such longer period as the Committee shall specify at any time) from the Termination of Service or until the expiration of the stated term of the Option, if earlier.

(x) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed one hundred thousand dollars ($100,000).

(xi) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan or the applicable Stock Option Award agreement.

Section 7 Restricted Stock Awards and Restricted Stock Unit Awards.

(a) Nature of Awards. The Committee may grant Restricted Stock Awards or Restricted Stock Unit Awards to Service Providers.

(i) Restricted Stock Award. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to a Service Provider by the Committee in lieu of any compensation due to such Service Provider.

(ii) Restricted Stock Unit Award. A Restricted Stock Unit Award is an Award evidencing the right of the recipient to receive an equivalent number of shares of Stock on a specific date or upon the attainment of pre-established performance goals, objectives and other conditions as specified by the Committee, with the units being subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock Units”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Unit Award may be granted to a Service Provider by the Committee in lieu of any compensation due to such Service Provider.

(b) Acceptance of Award. A participant who is granted a Restricted Stock Award or a Restricted Stock Unit Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the grant date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock or the Restricted Stock Units in such form as the Committee shall determine.

(c) Rights as a Stockholder. Upon complying with Section 7(b) above:

(i) With respect to Restricted Stock, a participant shall have all the rights of a stockholder including voting and dividend rights, subject to transferability restrictions and forfeiture provisions described in this Section 7 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, if certificates are issued to evidence shares of Restricted Stock, such certificates shall remain in the possession of the Company until such shares are vested as provided in Section 7(e)(i) below; and

(ii) With respect to Restricted Stock Units, a participant shall have no voting rights or dividend rights prior to the time shares of Stock are received in settlement of such Restricted Stock Units. Notwithstanding the foregoing, unless otherwise provided by the Committee and reflected in the Award agreement, in lieu of actual dividend rights in connection with Restricted Stock Units, the participant shall have the right to receive additional shares of Stock or cash (the “Dividend Equivalents”) equal in value (calculated using the closing price on the vesting date of the Restricted Stock Units) to any cash dividends and property dividends paid with respect to the shares underlying the Restricted Stock Units that vest in accordance with their terms; provided, however, that no such Dividend Equivalents shall be payable to or for the benefit of the participant with respect to record dates for cash dividends or property dividends occurring before the grant date of the Restricted Stock Units or on or after the date, if any, on which the participant has forfeited the Restricted Stock Units or the Award has been settled in shares of Stock. Dividend Equivalents shall be delivered simultaneously with the delivery of the shares underlying the vested Restricted Stock Units.

(d) Restrictions. Restricted Stock Units and shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

(e) Vesting of Restricted Stock and Restricted Stock Units. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Restricted Stock Units shall lapse:

(i) Vesting of Restricted Stock. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares of Restricted Stock on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Unless otherwise provided by the Committee and reflected in the Award agreement, if the vesting of a Restricted Stock Award is conditioned solely on the completion of a specified period of service with the Company or its Subsidiaries, then the required period of service for full vesting shall not be less than three (3) years (subject to accelerated vesting provisions contained in the Award agreement or the Plan); provided, however, that such required period of service for full vesting shall not apply to Restricted Stock granted to non-employee Directors or substitute Awards granted pursuant to Section 4 above.

(ii) Vesting of Restricted Stock Units. Upon such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Restricted Stock Units on which all restrictions have lapsed shall no longer be Restricted Stock Units and shall be deemed “vested,” and, unless otherwise provided by the Committee and reflected in the Award agreement, the participant shall be entitled to shares of Stock equal to the number of vested Restricted Stock Units. Unless otherwise provided by the Committee and reflected in the Award agreement, if the vesting of a Restricted Stock Unit Award is conditioned solely on the completion of a specified period of service with the Company or its Subsidiaries, then the required period of service for full vesting shall not be less than three (3) years (subject to accelerated vesting provisions contained in the Award agreement or the Plan); provided, however, that such required period of service for full vesting shall not apply to Restricted Stock Units granted to non-employee Directors or substitute Awards granted pursuant to Section 4 above. Unless otherwise provided by the Committee and reflected in the Award agreement, the newly acquired shares of Stock shall be acquired by the participant free and clear of any restrictions except such imposed under applicable law, if any.

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award or the Restricted Stock Unit Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock or the Restricted Stock Units; provided, however, that any such deferral may be permitted only to the extent that such deferral would satisfy the requirements of Section 409A of the Code.

Section 8 Performance Share Awards.

(a) Nature of Performance Shares. A Performance Share Award is an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award. Performance Share Awards may be granted to Service Providers, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance-based plans of the Company in setting the standards for Performance Share Awards.

(b) Restrictions on Transfer. Performance Share Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Stockholder. A participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

(d) Termination. Except as may otherwise be provided by the Committee at any time prior to Termination of Service, a participant’s rights in all Performance Share Awards shall automatically terminate upon the participant’s Termination of Service for any reason.

(e) Acceleration, Waiver, Etc. At any time prior to the participant’s Termination of Service, the Committee may in its sole discretion accelerate, waive or, subject to Section 13 below, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award; provided, however, that in no event shall any provision of the Plan be construed as granting to the Committee any discretion to increase the amount of compensation payable under any Performance Share Award intended to qualify as a Performance Award under Section 11 below to the extent such an increase would cause the amounts payable pursuant to the Performance Share Award to be nondeductible in whole or in part pursuant to Section 162(m) of the Code, and the Committee shall have no such discretion notwithstanding any provision of the Plan to the contrary.

Section 9 Stock Appreciation Rights.

(a) Notice of Stock Appreciation Rights. A Stock Appreciation Right is a right entitling the participant to receive cash or Stock having a fair market value equal to the appreciation in the Fair Market Value of a stated number of shares from the date of grant, or in the case of rights granted in tandem with or by reference to an Option granted prior to the grant of such rights, from the date of grant of the related Option to the date of exercise. SARs may be granted to Service Providers.

(b) Terms of Awards. SARs may be granted in tandem with or with reference to a related Option, in which event the participant may elect to exercise either the Option or the SAR, but not both, as to the same share subject to the Option and the SAR, or the SAR may be granted independently. In the event of an Award with a related Option, the SAR shall be subject to the terms and conditions of the related Option. In the event of an independent Award, the SAR shall be subject to the terms and conditions determined by the Committee; provided, however, that no SAR shall be exercisable more than ten (10) years after the date the SAR is granted. Unless otherwise provided by the Committee and reflected in the Award agreement, if the exercisability of an SAR Award is conditioned solely on the completion of a specified period of service with the Company or its Subsidiaries, then the required period of service for full exercisability shall not be less than three (3) years (subject to accelerated vesting provisions contained in the Award agreement or the Plan); provided, however, that such required period of service for full exercisability shall not apply to SARs granted to non-employee Directors or substitute Awards granted pursuant to Section 4 above.

(c) Restrictions on Transfer. SARs shall not be transferred, assigned or encumbered, except that SARs may be exercised by the executor, administrator or personal representative of the deceased participant within six (6) months of the death of the participant (or such longer period as the Committee shall specify at any time) and transferred pursuant to a certified domestic relations order.

(d) Payment Upon Exercise. Upon exercise of an SAR, the participant shall be paid the excess of the then Fair Market Value of the number of shares to which the SAR relates over the Fair Market Value of such number of shares at the date of grant of the SAR, or of the related Option, as the case may be. Such excess shall be paid in cash or in Stock having a Fair Market Value equal to such excess or in such combination thereof as the Committee shall determine.

Section 10 Dividend Equivalents.

The Committee is authorized to grant Dividend Equivalents to Service Providers. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate unless otherwise provided by the Committee. Any grant of Dividend Equivalents made to a participant hereunder shall be permitted only to the extent that such grant would satisfy the requirements of Section 409A of the Code. To the extent that a grant of Dividend Equivalents would be deemed, under Section 409A of the Code, to reduce the exercise price of an Option or SAR below the Fair Market Value (determined as of the date of grant) of the share of Stock underlying such Award, no grant of Dividend Equivalents shall be allowed with respect to such Option or SAR. No Dividend Equivalents shall be transferable by the holder other than by will or by the laws of descent and distribution.

Section 11 Performance Awards.

If the Committee determines that an Award to be granted to a participant should qualify as Performance-Based Compensation, the grant, vesting and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 11 and such Award shall be considered a “Performance Award” under the Plan.

(a) Performance Goals Generally. The performance goals for Performance Awards shall consist of one (1) or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 11. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code. The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one (1) performance goal or that two (2) or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one (1) participant or to different participants. Any Performance Award shall be settled as soon as administratively practicable following the date on which such Award vests, but in no event later than sixty (60) days after the date on which such Performance Award vests.

(b) Business Criteria. One (1) or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Affiliates, Subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings, including funds from operations; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) operating margin; (11) net income; (12) pretax earnings; (13) pretax earnings before interest, depreciation and amortization; (14) pretax operating earnings after interest expense and before incentives, service fees and extraordinary or special items; (15) operating earnings; (16) total stockholder return; (17) market share; (18) debt load reduction; (19) expense management; (20) stock price; (21) book value; (22) overhead; (23) assets; (24) assessment of balance sheet or income statement objectives; and (25) strategic business objectives, consisting of one (1) or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Any of the above goals may be compared to the performance of a peer group, business plan or a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

(c) Performance Period; Timing for Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than ninety (90) days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for Performance-Based Compensation.

(d) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Performance Awards, but may not exercise discretion to increase any such amount payable to a participant in respect of a Performance Award. The Committee shall specify the circumstances in which Performance Awards shall be paid or forfeited in the event of a Termination of Service of the participant prior to the end of a performance period or settlement of Performance Awards.

(e) Written Determination. All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards shall be made in writing in the case of any Award intended to qualify as Performance-Based Compensation.

(f) Partial Achievement. The terms of any Performance Award may provide that partial achievement of the business criteria may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of business criteria shall apply toward a participant’s individual limitations as set forth in Section 3(b) above.

(g) Extraordinary Items. In establishing any business criteria, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions; or (v) such other items permitted from time to time hereafter under the regulations promulgated under Section 162(m) of the Code. To the extent not specifically excluded, such effects shall be included in any applicable business criteria.

Section 12 Tax Withholding.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includible in the gross income of the participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company, its Affiliates and Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A participant may elect, subject to such rules and limitations as may be established by the Committee from time to time, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (based on the minimum statutory rates) (provided, however, that except as otherwise specifically provided by the Committee, such shares may not be used to satisfy more than the Company’s minimum statutory withholding obligation), or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due (based on the minimum statutory rates).

Section 13 Amendments and Termination.

(a) General. The Board may, as permitted by law, at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent and, except as set forth in Section 3(d) above, no amendment shall (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase the aggregate number of securities that may be issued under the Plan, or (iii) materially modify the requirements for participation in the Plan, unless the amendment under (i), (ii) or (iii) immediately above is approved by the Company’s stockholders. It is the intention of the Company that the Plan and any Awards made hereunder comply with or are exempt from the requirements of Section 409A of the Code and the Plan shall be administered and interpreted in accordance with such intent. The Company does not guarantee that the Awards, payments and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Section 409A or any other Section of the Code.

(b) Deferred Compensation. If any Award would be considered Deferred Compensation, the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award agreement, without the consent of the participant, to avoid the application of, or to maintain compliance with, Section 409A of the Code. Any amendment by the Committee to the Plan or an Award agreement pursuant to this section shall maintain, to the extent practicable and permissible, the original intent of the applicable provision without violating Section 409A of the Code. A participant’s acceptance of any Award constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Section 409A of the Code.

(c) Amendment to Conform to Law. Notwithstanding any provision in the Plan or any Award agreement to the contrary, the Committee may amend the Plan or an Award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code). By accepting an Award, a participant shall be deemed to have agreed and consented to any amendment made pursuant to this Section 13(c) or Section  13(b) above to any Award without further consideration or action.

Section 14 Status of Plan.

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general unsecured creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 15 Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 15:

(a) Each Stock Option and each Stock Appreciation Right shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

(b) Restrictions and conditions on Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Dividend Equivalents and Performance Awards shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the maximum amount of Stock subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant.

(c) “Change of Control” shall mean the occurrence of any one (1) of the following events:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all “affiliates” and

“associates” (as such terms are defined in Rule 12b-2 of the Act) of such person, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 of the Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“Voting Securities”) or (B) the then outstanding shares of Stock of the Company (in either such case other than as result of acquisition of securities directly from the Company); or

(ii) persons who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of the Plan, be considered an Incumbent Director; or

(iii) the consummation of: (A) any consolidation or merger of the Company or First Industrial, L.P. where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 of the Act), directly or indirectly, shares representing in the aggregate fifty percent (50%) or more of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one (1) transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company that, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to forty percent (40%) or more of the shares of Stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to forty percent (40%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of the foregoing clause (i). In the event that any Award constitutes Deferred Compensation, and the settlement of or distribution of benefits under such Award is to be triggered by a Change of Control, then such settlement or distribution shall be subject to the event constituting the Change of Control also constituting a “change in control event” under Section 409A of the Code.

Section 16 General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Company may, as it deems appropriate: (i) require the placing of such stop-orders and restrictive legends on certificates, if any, for Stock and Awards, (ii) make a notation within any electronic recordation system for ownership of shares, or (iii) utilize other reasonable means to evidence such shares have not been registered under the Securities Act of 1933.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, in accordance with applicable law and the applicable rules of any stock exchange. If stock certificates are issued to evidence shares awarded under the Plan, delivery of stock certificates to participants under the Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any Service Provider any right to continued employment or service with the Company or any Affiliate or Subsidiary.

Section 17 Clawback Policy.

Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy, as it may be amended from time to time (the “Policy”) or any applicable law. A Service Provider’s receipt of an Award shall be deemed to constitute the Service Provider’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Service Provider and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Service Provider’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Service Provider) or applicable law, without further consideration or action.

Section 18 Effective Date of Plan.

The Plan shall become effective upon approval by the stockholders of the Company and shall terminate on the tenth (10th) anniversary of the Effective Date, unless terminated earlier in accordance with Section  13 above.

Section 19 Governing Law.

THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT SUCH LAWS ARE PREEMPTED BY FEDERAL LAWS.